                                                                     EXHIBIT 4.2

                                                SEABRIGHT SURPLUS NOTE INDENTURE



                                    INDENTURE


                                     BETWEEN


                           SEABRIGHT INSURANCE COMPANY
                                       AND
                            WILMINGTON TRUST COMPANY
                                   AS TRUSTEE


                            DATED AS OF MAY 26, 2004



                      FLOATING RATE SURPLUS NOTES DUE 2034

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS..............................................................................................1

         SECTION 1.01  Definitions.................................................................................1

ARTICLE II SECURITIES..............................................................................................7

         SECTION 2.01  Principal Amount; Maturity..................................................................8

         SECTION 2.02  Form of Surplus Notes.......................................................................8

         SECTION 2.03  Form of Trustee's Certificate of Authentication.............................................8

         SECTION 2.04  Authentication and Dating...................................................................8

         SECTION 2.05  Date and Denomination of Surplus Notes......................................................9

         SECTION 2.06  Execution of Surplus Notes.................................................................10

         SECTION 2.07  Exchange and Registration of Transfer of Surplus Notes.....................................11

         SECTION 2.08  Mutilated, Destroyed, Lost or Stolen Surplus Notes.........................................14

         SECTION 2.09  Temporary Surplus Notes....................................................................15

         SECTION 2.10  Cancellation of Surplus Notes Paid, etc....................................................15

         SECTION 2.11  Interest...................................................................................16

         SECTION 2.12  Regulatory Interest Limitations and Adjustments............................................17

         SECTION 2.13  CUSIP Number...............................................................................17

ARTICLE III PARTICULAR COVENANTS OF THE COMPANY...................................................................17

         SECTION 3.01  Payment of Principal, Premium, if any, and Interest........................................17

         SECTION 3.02  Payment Restrictions.......................................................................18

         SECTION 3.03  Offices for Notices and Payments, etc......................................................19

         SECTION 3.04  Appointments to Fill Vacancies in Trustee's Office.........................................19

         SECTION 3.05  Provisions as to Paying Agent..............................................................19

         SECTION 3.06  Certificate to Trustee.....................................................................20

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
         SECTION 3.07  Compliance with Consolidation Provisions...................................................20

         SECTION 3.08  Limitations on Dividends; Etc..............................................................21

         SECTION 3.09  Notice of Default..........................................................................21

ARTICLE IV SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE......................................21

         SECTION 4.01  Securityholders' Lists.....................................................................21

         SECTION 4.02  Preservation and Disclosure of Lists.......................................................22

         SECTION 4.03  Reports by Company.........................................................................23

ARTICLE V REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT.........................................24

         SECTION 5.01  Events of Default..........................................................................24

         SECTION 5.02  Payment of Surplus Notes on Default; Suit Therefor.........................................26

         SECTION 5.03  Application of Moneys Collected by Trustee.................................................27

         SECTION 5.04  Proceedings by Securityholders.............................................................27

         SECTION 5.05  Proceedings by Trustee.....................................................................28

         SECTION 5.06  Remedies Cumulative and Continuing.........................................................28

         SECTION 5.07  Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.............29

         SECTION 5.08  Notice of Defaults.........................................................................29

         SECTION 5.09  Undertaking to Pay Costs...................................................................30

ARTICLE VI CONCERNING THE TRUSTEE.................................................................................30

         SECTION 6.01  Duties and Responsibilities of Trustee.....................................................30

         SECTION 6.02  Reliance on Documents, Opinions, etc.......................................................31

         SECTION 6.03  No Responsibility for Recitals, etc........................................................33

         SECTION 6.04  Trustee, Authenticating Agent, Paying Agents, Transfer Agents or Registrar May
                              Own Surplus Notes...................................................................33

         SECTION 6.05  Moneys to be Held in Trust.................................................................33

         SECTION 6.06  Compensation and Expenses of Trustee.......................................................33

         SECTION 6.07  Officers' Certificate as Evidence..........................................................34

         SECTION 6.08  Conflicting Interest of Trustee............................................................34

         SECTION 6.09  Eligibility of Trustee.....................................................................34

         SECTION 6.10  Resignation or Removal of Trustee..........................................................35

         SECTION 6.11  Acceptance by Successor Trustee............................................................36

         SECTION 6.12  Succession by Merger, etc..................................................................37

         SECTION 6.13  Authenticating Agents......................................................................37

ARTICLE VII CONCERNING THE SECURITYHOLDERS........................................................................38

         SECTION 7.01  Action by Securityholders..................................................................38

         SECTION 7.02  Proof of Execution by Securityholders......................................................39

         SECTION 7.03  Who Are Deemed Absolute Owners.............................................................39

         SECTION 7.04  Surplus Notes Owned by Company Deemed Not Outstanding......................................39

         SECTION 7.05  Revocation of Consents; Future Holders Bound...............................................40

ARTICLE VIII SECURITYHOLDERS' MEETINGS............................................................................40

         SECTION 8.01  Purposes of Meetings.......................................................................40

         SECTION 8.02  Call of Meetings by Trustee................................................................40

         SECTION 8.03  Call of Meetings by Company or Securityholders.............................................41

         SECTION 8.04  Qualifications for Voting..................................................................41

         SECTION 8.05  Regulations................................................................................41

         SECTION 8.06  Voting.....................................................................................42

ARTICLE IX SUPPLEMENTAL INDENTURES................................................................................42

         SECTION 9.01  Supplemental Indentures without Consent of Securityholders.................................42

         SECTION 9.02  Supplemental Indentures with Consent of Securityholders....................................43

         SECTION 9.03  Notation on Surplus Notes..................................................................44

         SECTION 9.04  Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee................45

ARTICLE X CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE.......................................................45

         SECTION 10.01  Company May Consolidate, etc., on Certain Terms...........................................45

         SECTION 10.02  Successor Entity to be Substituted for Company............................................45

         SECTION 10.03  Opinion of Counsel to be Given to Trustee.................................................46

ARTICLE XI SATISFACTION AND DISCHARGE OF INDENTURE................................................................46

         SECTION 11.01  Discharge of Indenture....................................................................46

         SECTION 11.02  Deposited Moneys to be Held in Trust by Trustee...........................................47

         SECTION 11.03  Paying Agent to Repay Moneys Held.........................................................47

         SECTION 11.04  Return of Unclaimed Moneys................................................................47

ARTICLE XII IMMUNITY OF INCORPORATORS, STOCKHOLDERS, MEMBERS, PARTNERS, OFFICERS AND DIRECTORS....................47

         SECTION 12.01  Indenture and Surplus Notes Solely Entity Obligations.....................................47

ARTICLE XIII MISCELLANEOUS PROVISIONS.............................................................................48

         SECTION 13.01  Successors................................................................................48

         SECTION 13.02  Official Acts by Successor Entity.........................................................48

         SECTION 13.03  Surrender of Company Powers...............................................................48

         SECTION 13.04  Addresses for Notices, etc................................................................48

         SECTION 13.05  Governing Law.............................................................................48

         SECTION 13.06  Submission to Jurisdiction................................................................49

         SECTION 13.07  Evidence of Compliance with Conditions Precedent..........................................49

         SECTION 13.08  Table of Contents, Headings, etc..........................................................49

         SECTION 13.09  Execution in Counterparts.................................................................50

         SECTION 13.10  Separability..............................................................................50

ARTICLE XIV REDEMPTION OF SECURITIES..............................................................................50

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
         SECTION 14.01  Optional Redemption.......................................................................50

         SECTION 14.02  Notice of Redemption; Selection of Surplus Notes..........................................51

         SECTION 14.03  Payment of Surplus Notes Called for Redemption............................................51

ARTICLE XV SUBORDINATION OF SECURITIES............................................................................52

         SECTION 15.01  Agreement to Subordinate..................................................................52

         SECTION 15.02  Default on Senior Indebtedness............................................................52

         SECTION 15.03  Liquidation; Dissolution; Rehabilitation, Conservation....................................53

         SECTION 15.04  Subrogation of Securityholders............................................................54

         SECTION 15.05  Trustee to Effectuate Subordination.......................................................55

         SECTION 15.06  Notice by the Company.....................................................................55

         SECTION 15.07  Rights of the Trustee; Holders of Senior Indebtedness.....................................56

         SECTION 15.08  Subordination May Not Be Impaired.........................................................56



Exhibit A             Form of Surplus Note
Exhibit B             Form of Quarterly Financial Report

         THIS INDENTURE, dated as of May 26, 2004, between SeaBright Insurance Company, a stock insurance company domiciled in Illinois (hereinafter sometimes called the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (hereinafter sometimes called the "Trustee").

                              W I T N E S S E T H :

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Floating Rate Surplus Notes due 2034 (the "Surplus Notes") in the aggregate principal amount of $12,000,000 and, to provide the terms and conditions upon which the Surplus Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution, delivery and performance of this Indenture; and

         WHEREAS, all acts and things necessary to make this Indenture a valid and legally binding agreement according to its terms, have been done and performed;

         NOW, THEREFORE, This Indenture Witnesseth:

         In consideration of the premises, and the purchase of the Surplus Notes by the Securityholders (as defined below) thereof, the Company covenants and agrees with the Trustee for the benefit of the respective Securityholders from time to time, as follows:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Definitions.

         The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All accounting terms used but not expressly defined herein shall have the meanings assigned to such terms in accordance with accounting principles generally accepted in the United States, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation. Notwithstanding the foregoing, to the extent applicable to the Company, all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with statutory accounting principles, and the term "statutory accounting principles" means such accounting principles as are prescribed or permitted by Applicable Insurance Laws or the Applicable Regulatory Authority at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Any reference to the singular includes the plural and vice versa (unless the context otherwise requires).

         "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote, 10% or more of the outstanding Voting Securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding Voting Securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

         "Applicable Insurance Laws" means (a) the insurance code and statutes of the Company's state of domicile, including but not limited to 215 ILCS 5/34.1 and 50 Ill. Adm. Code 201, (b) all published regulations, bulletins and rulings thereunder, and (c) that certain approval letter of the Applicable Regulatory Authority dated May 25, 2004 authorizing the initial issuance by the Company of a Surplus Note hereunder.

         "Applicable Regulatory Authority" means Illinois Department of Insurance or such other insurance regulatory authority of the state of domicile of the Company.

         "Authenticating Agent" shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.13.

         "Available Amount" means the funds and other assets of the Company legally available to make payments with respect to the Surplus Notes under the Applicable Insurance Laws, in order for the outstanding principal under such Surplus Notes to constitute part of the Company's policyholders' surplus in accordance with statutory accounting principles, applied on a consistent basis throughout the periods involved.

         "Board of Directors" shall mean the Board of Directors or any other duly authorized committee thereof of the Company.

         "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in The City of New York or Wilmington, Delaware are authorized or obligated by law, executive order or regulation to close.

         "Calculation Agent" means the Trustee.

         "Certificate of Authentication" shall mean the certificate issued by the Trustee or the Authenticating Agent authenticating a Surplus Note issued under the Indenture.

         "Code" has the meaning set forth in Section 2.07.

         "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" shall mean SeaBright Insurance Company, a stock insurance company domiciled in Illinois, and, subject to the provisions of Article X hereof, shall include its successors and assigns.

         "Conversion" has the meaning set forth in Section 10.01.

         "Default" means any event, act or condition that, with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulted Interest" means any overdue installment of interest other than an installment of interest that is not made when due as a result of a Payment Restriction.

         "Determination Date" means two London Banking Days next preceding the applicable Interest Payment Date.

         "Event of Default" shall mean any event, act or condition specified in
Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

         "Excess Interest" means the cumulative amount of interest on a Surplus Note, if any, that is not paid as a result of any Regulatory Interest Limitation, minus the amount of interest paid on such Surplus Note as a result of adjustments to the Interest Rate to account for Excess Interest in accordance with Section 2.12.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "ICONS" shall mean ICONS, Ltd., a limited liability company formed pursuant to the laws of the Cayman Islands.

         "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, or both.

         "Insolvency Law" means the provisions of the insurance insolvency, rehabilitation and liquidation statutes of the Company's state of domicile and all published regulations, bulletins and rulings thereunder.

         "Interest Payment Date" has the meaning set forth in Section 2.11(a).

         "Interest Payment Period" means the period from and including an Interest Payment Date, or in the case of the first Interest Payment Period, the original date of issuance of the Surplus Notes, to, but excluding the next succeeding Interest Payment Date or, in the case of the last Interest Payment Period, the Stated Maturity or date of redemption.

         "Interest Rate" shall mean, with respect to any Interest Payment Period, a per annum rate of interest equal to LIBOR, as determined on the Determination Date for such Interest Payment Period, plus 4.00% (provided, that,
(i) pursuant to Applicable Insurance Laws, in no event shall the Interest Rate exceed the Interest Rate for the first Interest Payment Period hereunder by more than 10% per annum, (ii) pursuant to the Applicable Insurance Laws, the Interest Rate for any

Interest Payment Period may not exceed the corporate base rate determined on the first Business Day of each month during the term of the Surplus Note plus 2% per annum and (iii) the Interest Rate for any Interest Payment Period may not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general applicability). The Interest Rate for any Interest Payment Period shall be subject to the limitations and adjustments set forth in
Section 2.12 hereof.

         "LIBOR" means, with respect to an Interest Payment Period commencing on an Interest Payment Date (in the following order of priority):

         (a) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate page 3750 as of 11:00 a.m. (London time) on the Determination Date;

         (b) if such rate does not appear on Telerate page 3750 as of 11:00 a.m. (London time) on the Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market as selected by the Calculation Agent to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date, and if at least two quotations are provided, LIBOR will be the arithmetic mean of such quotations;

         (c) if fewer than two such quotations are provided as requested in clause (b) above, the Calculation Agent will request four major New York City banks selected by the Calculation Agent to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (New York City time) on such Determination Date, and if at least two quotations are provided, LIBOR will be the arithmetic mean of such quotations, and

         (d) if fewer than two such quotations are provided as requested in clause (c) above, LIBOR will be LIBOR as in effect during the preceding Interest Payment Period.

         "London Banking Day" means any day, other than a Saturday or Sunday, on which banks are open for business (including dealings in deposits in U.S. dollars) in London.

         "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board (if an executive officer), the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 13.07 if and to the extent provided by the provisions of such Section.

         "Opinion of Counsel" shall mean an opinion signed by legal counsel experienced in the matters as to which such opinion is being delivered, who may be an employee of or counsel to the Company, or may be other counsel reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 13.07 if and to the extent required by the provisions of such Section.

         The term "outstanding" (except as otherwise provided in Section 7.01), when used with reference to Surplus Notes, shall, subject to the provisions of
Section 7.04, mean, as of any particular time, all Surplus Notes authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

         (a) Surplus Notes theretofore cancelled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

         (b) Surplus Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that, if such Surplus Notes, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given in accordance with Article XIV or provision satisfactory to the Trustee shall have been made for giving such notice; and

         (c) Surplus Notes paid pursuant to Section 2.08 or Surplus Notes in lieu of or in substitution for which other Surplus Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Company and the Trustee is presented that any such Surplus Notes are held by bona fide holders in due course.

         "Payment Restriction" has the meaning set forth in Section 3.02.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Surplus Note" of any particular Surplus Note means every previous Surplus Note evidencing all or a portion of the same debt and as that evidenced by such particular Surplus Note; and, for the purposes of this definition, any Surplus Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Surplus Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Surplus Note.

         "Principal Office of the Trustee", or other similar term, shall mean the principal office of the Trustee at which, at any particular time, its corporate trust business is administered.

         "Redemption Price" has the meaning set forth in Section 14.01.

         "Regulatory Interest Limitation" means any cap or other limitation on the rate or amount of interest that may be paid on the Surplus Notes pursuant to Applicable Insurance Laws, including but not limited to 215 ILCS 5/34.1, or any order or approval letter relating to the initial issuance by the Company of a Surplus Note hereunder.

         "Resale Restriction Termination Date" means, with respect to any Surplus Note, the date which is the later of (i) two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the later of (y) the date of original issuance of such Surplus Note and (z) the last date on which the Company or any Affiliate (as defined in Rule 405 under the

Securities Act) of the Company was the holder of such Surplus Note (or any predecessor thereto) and (ii) such later date, if any, as may be required by any subsequent change in applicable law.

         "Responsible Officer" means, with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any financial services officer or other officer or agent of the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers or agents and also means, with respect to a particular corporate trust matter, any other officer or agent to whom such matter is referred because of that officer's or agent's knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securityholder", "Holder of Surplus Notes", or other similar terms, shall mean any person in whose name at the time a Surplus Note is registered in the Surplus Note Register.

         "Senior Claim Holders" has the meaning set forth in Section 15.04.

         "Senior Claims" means all existing or future claims that, pursuant to the Insolvency Laws, are senior to and would be paid prior to the Surplus Notes in the event of rehabilitation, liquidation, conservation, dissolution, reorganization or supervision of the Company.

         "Senior Indebtedness" shall mean, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (x) indebtedness of the Company for money borrowed and (y) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company,
(ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding that such obligations are not superior or are pari passu in right of payment to the Surplus Notes.

         "Stated Maturity" means the date on which the Surplus Notes mature and on which the principal shall be due and payable, together with all accrued and unpaid interest, if any, thereon, which date shall be May 24, 2034, unless accelerated to an earlier date as provided in Article XIV.

         "Subsidiary" shall mean with respect to any Person, (i) any corporation a majority of the outstanding Voting Securities of which are owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity a majority of whose outstanding partnership or similar ownership interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and
(iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

         "Surplus Note" or "Surplus Notes" shall have the meaning stated in the first recital of this Indenture and, more particularly, means the surplus notes authenticated and delivered under this Indenture.

         "Surplus Note Register" shall have the meaning given to such term in
Section 2.07.

         "Tax Event" means that the Company shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the original issuance of the Surplus Notes, there is more than an insubstantial risk that, if the Company is organized and existing under the laws of the United States or any state thereof or the District of Columbia, interest payable by the Company on the Surplus Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

         "Trustee" shall mean the Person identified as "Trustee" in the first paragraph hereof, and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder.

         "Unpaid Interest" shall have the meaning set forth in Section 2.05.

         "Voting Securities" mean shares, interests, participations or other equivalents in the equity (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or their equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                                   ARTICLE II
                                   SECURITIES

         SECTION 2.01 Principal Amount; Maturity.

         The Company may issue up to $12,000,000 aggregate principal amount of the Surplus Notes. The Surplus Notes shall mature on May 24, 2034; provided that the Company may redeem the Surplus Notes prior to their Stated Maturity in accordance with Article XIV.

         SECTION 2.02 Form of Surplus Notes.

         The Surplus Notes shall be substantially in the form of Exhibit A hereto. Definitive Surplus Notes shall be typed, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Surplus Notes, as conclusively evidenced by their execution of such Surplus Notes. The Surplus Notes shall be issued in registered form only. Principal of, premium, if any, and interest on the Surplus Notes issued in registered form will be payable, the transfer of such Surplus Notes will be registrable and such Surplus Notes will be exchangeable for Surplus Notes bearing identical terms and provisions at the office or agency of the Trustee in Wilmington, Delaware; provided, however, that payment of interest on an Interest Payment Date may be made at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the Surplus Note Register or by wire transfer to an account appropriately designated by the Holder entitled thereto, while payments due at Stated Maturity or earlier redemption will be made by the Company in same-day funds against presentation and surrender of the related Surplus Notes. Notwithstanding the foregoing, so long as the Holder of this Surplus Note is ICONS or a trustee of ICONS, the payment of the principal of, premium, if any, and interest on this Surplus Note will be made by the Company in same-day funds at such place and to such account as may be designated by ICONS or a trustee of ICONS.

         SECTION 2.03 Form of Trustee's Certificate of Authentication.

         The Trustee's Certificate of Authentication on all Surplus Notes shall be in substantially the following form:

         This is one of the Surplus Notes referred to in the within-mentioned Indenture.

         Wilmington Trust Company, as Trustee

         By:
            ---------------------------------
         Authorized Signatory

         SECTION 2.04 Authentication and Dating.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Surplus Notes not in excess of $12,000,000 to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Surplus Notes to or upon the written order of the Company, signed by its Chairman of the Board of Directors (if an executive officer), President or one of its Vice Presidents and by its Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary, without any further action by the Company hereunder. In authenticating such Surplus Notes, and accepting the additional responsibilities under this Indenture in relation to such Surplus Notes, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon a copy of any Board Resolution or Resolutions relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company.

         SECTION 2.05 Date and Denomination of Surplus Notes.

         The Surplus Notes shall be issuable in fully registered form without coupons and in minimum denominations of $100,000 and any multiple of $1,000 in excess thereof and any multiple thereof. The Surplus Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee, as conclusively evidenced by the execution and authentication thereof.

         Every Surplus Note shall be dated the date of its authentication and shall bear interest, if any, from such date. The interest installment on any Surplus Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name said Surplus Note (or one or more Predecessor Surplus Notes) is registered at the close of business on the regular record date for such interest installment. In the event that any Surplus Note or portion thereof is called for redemption and the redemption date (i) falls after an Interest Payment Date, then interest on such Surplus Note payable on such Interest Payment Date shall be paid to the Holder on the related regular record date or (ii) is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, then interest on such Surplus Note payable on such redemption date shall be paid upon presentation and surrender of such Surplus Note as provided in Section 3.01.

         Any Defaulted Interest and any installment of interest that is not paid when due as a result of a Payment Restriction ("Unpaid Interest") shall forthwith cease to be payable to the Holder on the relevant regular record date by virtue of having been such Holder, and such Unpaid Interest shall be paid by the Company, at its election, as provided in clause (a) or clause (b) below:

         (a) The Company may make payment of any Unpaid Interest on Surplus Notes to the Persons in whose names such Surplus Notes (or their respective Predecessor Surplus Notes) are registered at the close of business on a special record date for the payment of such Unpaid Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Unpaid Interest proposed to be paid on each such Surplus Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Unpaid Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Unpaid Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Unpaid Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Unpaid Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Surplus Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Unpaid Interest and the special record date therefor having been mailed as aforesaid, such Unpaid Interest shall be paid to the Persons in whose names such Surplus Notes (or their respective Predecessor Surplus Notes) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

         (b) The Company may make payment of any Unpaid Interest on any Surplus Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Surplus Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         The term "regular record date" shall mean the fifteenth calendar day (whether or not a Business Day) preceding an Interest Payment Date.

         Subject to the foregoing provisions of this Section, each Surplus Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Surplus Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Surplus Note.

         Notwithstanding anything to the contrary set forth in this Indenture, any payment of interest on or principal and premium, if any, of the Surplus Notes may be made only subject to the Payment Restrictions. The Company covenants and agrees that it will (x) use its best efforts to obtain the approval of the Applicable Regulatory Authority to make payments of principal of or premium, if any, or interest on the Surplus Notes and (y) subject to the Payment Restrictions, duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on such Surplus Notes at the place, at the respective times and in the manner provided in this Indenture and such Surplus Notes. To the extent that a payment of all or a portion of the principal of or premium, if any, or interest on a Surplus Note is prohibited by the Payment Restrictions, such prohibition shall not be considered to be a forgiveness of such payment, and interest shall continue to accrue on any such unpaid principal or premium, if any, at the rate provided in the Surplus Note, and promptly (and in no event later than thirty (30) days) after the removal of any such prohibition the Company shall make payment of all amounts (including unpaid interest) then past due and owing under the Surplus Note. FOR THE AVOIDANCE OF DOUBT, NO INTEREST SHALL ACCRUE OR BE PAYABLE ON ANY PAYMENT OF INTEREST THAT IS NOT MADE WHEN DUE AS A RESULT OF A PAYMENT RESTRICTION.

         SECTION 2.06 Execution of Surplus Notes.

         The Surplus Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors (if an executive officer), President or one of its Vice Presidents and by the manual or facsimile signature of its Treasurer, one of its Assistant Treasurers, Secretary or one of its Assistant Secretaries, by facsimile or otherwise, and which need not be attested. Only such Surplus Notes as shall bear thereon a Certificate of Authentication substantially in the form hereinbefore recited, executed by the

Trustee or the Authenticating Agent, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or the Authenticating Agent upon any Surplus Note executed by the Company shall be conclusive evidence that the Surplus Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

         In case any officer of the Company who shall have signed any of the Surplus Notes shall cease to be such officer before the Surplus Notes so signed shall have been authenticated and delivered by the Trustee or the Authenticating Agent, or disposed of by the Company, such Surplus Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Surplus Notes had not ceased to be such officer of the Company; and any Surplus Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Surplus Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

         SECTION 2.07 Exchange and Registration of Transfer of Surplus Notes.

         Surplus Notes may be exchanged for a like aggregate principal amount of Surplus Notes of other authorized denominations. Surplus Notes to be exchanged may be surrendered at the Principal Office of the Trustee or at any office or agency to be maintained by the Company for such purpose as provided in Section 3.03, and the Company or the Trustee shall execute and register and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor the Surplus Note or Surplus Notes which the Securityholder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Surplus Note at the Principal Office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in Section 3.03, the Company or the Trustee shall execute and register and the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees a new Surplus Note or Surplus Notes for a like aggregate principal amount. Registration or registration of transfer of any Surplus Note by the Trustee or by any agent of the Company appointed pursuant to
Section 3.03, and delivery of such Surplus Note, shall be deemed to complete the registration or registration of transfer of such Surplus Note.

         The Company or the Trustee shall keep, at the designated corporate trust office of the Trustee, a register for the Surplus Notes issued hereunder (the "Surplus Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company or the Trustee shall register ownership and transfer of ownership of all Surplus Notes and shall register the transfer of all Surplus Notes as in this Article II provided. The Surplus Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

         All Surplus Notes presented for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Authenticating Agent) be duly endorsed, or be accompanied, by a written instrument or instruments of transfer in form satisfactory to the Company and either the Trustee or the Authenticating Agent duly executed by, the Holder of such Surplus Note or his attorney duly authorized in writing.

         No service charge shall be made for any exchange or registration of transfer of Surplus Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         Neither the Company nor the Trustee shall be required to exchange or register a transfer of (a) any Surplus Note for a period of 15 days immediately preceding the date of mailing of a notice of redemption of Surplus Notes, or (b) any Surplus Notes selected, called or being called for redemption in whole or in part, except in the case of any Surplus Notes to be redeemed in part, the portion thereof not to be so redeemed.

         Notwithstanding the foregoing, Surplus Notes may not be transferred prior to the Resale Restriction Termination Date except in compliance with the legend set forth below, unless otherwise determined by the Company in accordance with applicable law, which legend shall be placed on each Surplus Note:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (I) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES
ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND (Z) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE HOLDER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (II) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR

SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
(D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

         THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (II) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO

CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

         THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN DENOMINATIONS OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

         ALL PAYMENTS OF INTEREST ON AND REPAYMENT OF PRINCIPAL AND PREMIUM, IF ANY, OF THIS SURPLUS NOTE, TO THE EXTENT REQUIRED UNDER APPLICABLE LAW, MAY BE MADE ONLY WITH THE PRIOR APPROVAL OF THE APPLICABLE REGULATORY AUTHORITY (AS DEFINED IN THE INDENTURE). THERE ARE NO SPECIFIC LIMITATIONS ON THE EXTENT OF THE APPLICABLE REGULATORY AUTHORITY'S DISCRETION IN DETERMINING WHETHER THE FINANCIAL CONDITION OF THE COMPANY WARRANTS THE PAYMENT OF SUCH PAYMENTS.

         SECTION 2.08 Mutilated, Destroyed, Lost or Stolen Surplus Notes.

         In case any temporary or definitive Surplus Note shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, a new Surplus Note bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Surplus Note, or in lieu of and in substitution for the Surplus Note so destroyed, lost or stolen. In every case, the applicant for a substituted Surplus Note shall furnish to the Company and the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Surplus Note and of the ownership thereof.

         The Trustee may authenticate any such substituted Surplus Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Surplus Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Surplus Note which has matured or is about to mature or has been called for redemption in full shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Surplus Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Surplus Note) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Surplus Note and of the ownership thereof.

         Every substituted Surplus Note issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any such Surplus Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Surplus Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Surplus Notes duly issued hereunder. All Surplus Notes shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Surplus Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.09 Temporary Surplus Notes.

         Pending the preparation of definitive Surplus Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Surplus Notes (typed, printed or lithographed). Temporary Surplus Notes shall be issuable in any authorized denomination, and substantially in the form of the definitive Surplus Notes but with such omissions, insertions and variations as may be appropriate for temporary Surplus Notes, all as may be determined by the Company. Every such temporary Surplus Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Surplus Notes. Without unreasonable delay the Company will execute and deliver to the Trustee or the Authenticating Agent definitive Surplus Notes and thereupon any or all temporary Surplus Notes may be surrendered in exchange therefor, at the Principal Office of the Trustee or at any office or agency maintained by the Company for such purpose as provided in Section 3.03, and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange for such temporary Surplus Notes a like aggregate principal amount of such definitive Surplus Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the Company may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Surplus Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Surplus Notes authenticated and delivered hereunder.

         SECTION 2.10 Cancellation of Surplus Notes Paid, etc.

         All Surplus Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly cancelled by it, and no Surplus Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Surplus Notes cancelled by any Authenticating Agent shall be delivered to the Trustee. The Trustee shall dispose of cancelled Surplus Notes in accordance with its customary procedures. If the Company shall acquire any of the Surplus Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Surplus Notes unless and until the same are surrendered to the Trustee for cancellation.

         SECTION 2.11 Interest.

         (a) Each Surplus Note will bear interest at the then applicable Interest Rate for each Interest Payment Period until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any Defaulted Interest at the then applicable Interest Rate, compounded quarterly, payable quarterly in arrears on February 24, May 24, August 24 and November 24 of each year, commencing on August 24, 2004 (each, an "Interest Payment Date"), to the Person in whose name such Surplus Note or any Predecessor Surplus Note is registered at the close of business on the relevant record date, which will be the fifteenth calendar day (whether or not a Business Day) preceding the relevant Interest Payment Date. FOR THE AVOIDANCE OF DOUBT, NO INTEREST SHALL ACCRUE OR BE PAYABLE ON ANY PAYMENT OF INTEREST THAT IS NOT MADE WHEN DUE AS A RESULT OF A PAYMENT RESTRICTION.

         (b) The amount of interest payable for any Interest Payment Period will be computed on the basis of a 360-day year and the actual number of days elapsed in such Interest Payment Period.

         (c) In the event that any Interest Payment Date is not a Business Day, then any interest payable on such date will be paid on, and such Interest Payment Date will be moved to, the next succeeding Business Day, and additional interest will accrue for each day that such payment is delayed as a result thereof, except that, if such next Business Day is in the next succeeding calendar month, such payment shall be made on the preceding Business Day, in each case with the same force and effect as if made on the date such payment otherwise would have been payable; provided, however, that in the event that the Stated Maturity date or earlier redemption date is not a Business Day, then payment of principal, premium, if any, and interest payable on such date will be made on the next Business Day (and without any additional accrual of interest or other payment in respect of any such delay).

         (d) All percentages resulting from any calculations on the Surplus Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 7.553455% (or .07553455) being rounded to 7.55346% (or .0755346)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         (e) On each Determination Date, the Calculation Agent will calculate, and will give notice in writing to the Company and the paying agent, of the applicable Interest Rate for the related Interest Payment Period and shall give such notice in writing to any Holder of Surplus Notes that so requests. Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable Interest Rate for any Interest Payment Period will be final and binding. The Company shall, from time to time, provide any necessary information to the paying agent relating to any original issue discount and interest on the Surplus Notes that is included in any payment and reportable for taxable income calculation purposes.

         SECTION 2.12 Regulatory Interest Limitations and Adjustments.

         Notwithstanding any other provision contained herein, the Company shall not be required to make any payment of interest on the Surplus Notes for any Interest Payment Period that is in excess of the Regulatory Interest Limitation, if any, applicable to such Interest Payment Period. In calculating the Interest Rate for any Interest Payment Period, in the event that there is any Excess Interest as of such Interest Payment Period, the Interest Rate shall be increased, to the extent necessary, but subject to any Regulatory Interest Limitation applicable to such Interest Payment Period, such that the amount of interest payable for such Interest Payment Period is increased by the amount of Excess Interest. FOR THE AVOIDANCE OF DOUBT, NO INTEREST SHALL ACCRUE OR BE PAYABLE ON ANY PAYMENT OF INTEREST OR PORTION THEREOF THAT IS NOT MADE AS A RESULT OF A REGULATORY INTEREST LIMITATION.

         (a) In the event that a Regulatory Interest Limitation becomes applicable to an interest payment payable on an Interest Payment Date, or an adjustment is required to be made to the rate of interest payable on an Interest Payment Date as a result of Excess Interest, the Company shall provide the Holders and the Trustee with an Officers' Certificate giving notice of such Regulatory Interest Limitation or adjustment to the rate of interest, as the case may be, as soon as practicable prior to such Interest Payment Date.

         SECTION 2.13 CUSIP Number.

         The Company in issuing the Surplus Notes may use a "CUSIP" number (if then generally in use), and, if so, the Trustee shall use such "CUSIP" number in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Surplus Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Surplus Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" number.

                                  ARTICLE III
                       PARTICULAR COVENANTS OF THE COMPANY

         SECTION 3.01 Payment of Principal, Premium, if any, and Interest.

         (a) Subject to Section 3.02, the Company covenants and agrees for the benefit of the Holders of the Surplus Notes that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the Surplus Notes at the place, at the times and in the manner provided in the Surplus Notes. Each installment of interest on the Surplus Notes may be paid at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the Surplus Note Register or by wire transfer to an account appropriately designated by the Holders of Surplus Notes entitled thereto. Payments of principal of, and premium, if any, and interest on, the Surplus Notes due at Stated Maturity or earlier redemption shall be made by the Company in same-day funds against presentation and surrender of the Surplus Note. Notwithstanding the foregoing, so long as the Holder of a Surplus Note is ICONS or a trustee of ICONS, the payment of the principal of, premium, if any, and interest on the Surplus Note will be made by the Company in same-day funds at such place and to such account as may be designated by ICONS or a trustee of ICONS.

         (b) In the event that the Company is prohibited from making any payment of principal and premium, if any, of and/or interest on the Surplus Notes because of a Payment Restriction, the Company shall, not later than three (3) Business Days prior to the applicable Interest Payment Date or redemption date, provide the Trustee with an Officer's Certificate giving notice of such prohibition. Promptly (and in no event later than thirty (30) days) after the removal of any prohibition on the payment of all or a portion of the principal and premium, if any, of a Surplus Note or interest thereon as a result of a Payment Restriction, the Company shall (i) provide the Trustee with an Officer's Certificate giving the Trustee notice of the removal of any such prohibition and
(ii) make payment of all amounts then past due and owing under the Surplus Note (including any Unpaid Interest) that are no longer prohibited by a Payment Restriction. Upon receipt of any such Officer's Certificate, the Trustee shall give notice to the Securityholders of the removal of any prohibition relating to the payment of the principal of and interest on the Surplus Notes; provided, however, that no interest shall accrue or be payable on any payment of interest that is not paid when due as a result of a Payment Restriction.

         (c) Subject to Section 3.02 or as provided for in Section 15.03, the obligation of the Company to pay the principal and premium, if any, of and interest on the Surplus Notes at the times, place and rate, and in the coin or currency, prescribed in this Indenture shall be absolute and unconditional. No provision of this Indenture or the Surplus Notes shall extinguish the Company's liability for the payment of principal and interest.

         (d) If the Applicable Regulatory Authority approves a payment of principal and premium, if any, or interest in any amount that is less than the full amount of the principal and premium, if any, or interest, as applicable, then scheduled to be paid in respect of the Surplus Notes, payment of such partial amount shall be made pro rata among Securityholders based on the relative outstanding principal amount of Surplus Notes held by each Securityholder.

         (e) The Company will treat the Surplus Notes as indebtedness, and the interest payable in respect of such Surplus Notes as interest, for all U.S. federal income tax purposes. All payments in respect of such Surplus Notes will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W-8 BEN (or any substitute or successor form) establishing its non-U.S. status for U.S. federal income tax purposes.

         (f) Until such time as the Company shall receive the approval of the Applicable Regulatory Authority for a payment under the Surplus Notes, the obligation of the Company to make such payment shall not form a part of the Company's legal liabilities and shall not be a basis of any set off. Until repaid, all statements published or filed with the Applicable Regulatory Authority by the Company shall show all outstanding principal amounts under the Surplus Notes in accordance with the Applicable Insurance Laws.

         SECTION 3.02 Payment Restrictions.

         Notwithstanding anything to the contrary set forth herein, if and to the extent required under Applicable Insurance Laws for the Company to be permitted to report in its statutory financial statements filed with the Applicable Regulatory Authority the outstanding amounts under the Surplus Notes as constituting part of the Company's policyholders' surplus, any payment of interest on and/or principal and premium, if any, of the Surplus Notes, may be made only from the Available Amount of the Company (a) with the prior approval of the Applicable Regulatory Authority or (b) to the extent that such payment is otherwise permitted under the Applicable Insurance Laws (the foregoing conditions are referred to herein as the "Payment Restrictions"). The obligation of the Company under the Surplus Notes shall not be offset or be subject to recoupment with respect to any liability or obligation owed to the Company and no agreement or interest securing the Surplus Notes, whether existing on the date of authentication of the Surplus Note or subsequently entered into, shall apply to the obligation of the Company under the Surplus Notes.

         SECTION 3.03 Offices for Notices and Payments, etc.

         So long as any of the Surplus Notes remain outstanding, the Company will maintain in Wilmington, Delaware or Chicago, Illinois, an office or agency where the Surplus Notes may be presented for payment, where the Surplus Notes may be presented for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Surplus Notes or this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, any such office or agency for all of the above purposes shall be the Principal Office of the Trustee. In case the Company shall fail to maintain any such office or agency in Wilmington, Delaware or Chicago, Illinois, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the designated corporate trust office of the Trustee.

         In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside Wilmington, Delaware or Chicago, Illinois, where the Surplus Notes may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in Wilmington, Delaware or Chicago, Illinois, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

         SECTION 3.04 Appointments to Fill Vacancies in Trustee's Office.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 3.05 Provisions as to Paying Agent.

         (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Surplus Notes, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.05:

                  (1) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest, if any, on, the Surplus Notes (whether such sums have been paid to it by the Company or by any other obligor on the Surplus Notes) in trust for the benefit of the Holders of the Surplus Notes; and

                  (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Surplus Notes) to make any payment of the principal of, and premium, if any, or interest, if any, on, the Surplus Notes when the same shall be due and payable.

         (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest, if any, on the Surplus Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Surplus Notes a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Surplus Notes) to make any payment of the principal of, and premium, if any, or interest, if any, on, the Surplus Notes when the same shall become due and payable.

         (c) Anything in this Section 3.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Surplus Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder, as required by this Section 3.05, such sums to be held by the Trustee upon the trusts herein contained.

         (d) Anything in this Section 3.05 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.05 is subject to Sections 11.03 and 11.04.

         (e) The Company hereby appoints the Trustee as the initial paying agent for the Surplus Notes.

         SECTION 3.06 Certificate to Trustee.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, so long as Surplus Notes are outstanding hereunder, a certificate from the principal executive, financial or accounting officer of the Company stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof, all without regard to periods of grace or notice requirements.

         SECTION 3.07 Compliance with Consolidation Provisions.

         The Company will not, while any of the Surplus Notes remain outstanding, undergo a Conversion, consolidate with, or merge into, or merge into itself, or sell, convey, transfer or otherwise dispose of all or substantially all of its property to any other entity unless the provisions of
Article X hereof are complied with.

         SECTION 3.08 Limitations on Dividends; Etc.

         If there shall have occurred a Default or an Event of Default, or if there is a failure to make a payment of principal, premium, if any, or interest as a result of a Payment Restriction, then the Company shall not (a) declare or pay any dividend on, make any distribution or other payment with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of an exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any shareholders' rights plan or the redemption or repurchase of rights pursuant thereto, or (v) any dividend or distribution in the form of capital stock where the rights of the capital stock being issued, or issuable pursuant to such rights, rank pari passu or junior to the capital stock as to which such dividend or distribution is paid), or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Surplus Notes, in each case, other than as may be required under Applicable Insurance Laws; provided, however, nothing herein shall restrict payments the Company is obligated to make directly related to the Company's estimated tax liabilities and related expenses (including tax preparation fees, accounting and audit fees and expenses) pursuant to that certain Tax and Expense Sharing Agreement dated March 12, 2004 by and between the Company, SeaBright Insurance Holdings, Inc. and PointSure Insurance Services, Inc.

         SECTION 3.09 Notice of Default.

         The Company shall file with the Trustee written notice of the occurrence of any Event of Default within 5 Business Days of its becoming aware of any such Event of Default.

                                   ARTICLE IV
                SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY
                                 AND THE TRUSTEE

         SECTION 4.01 Securityholders' Lists.

         The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

         (a) on each regular record date for the Surplus Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Surplus Notes as of such record date; and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

except that no such lists need be furnished so long as the Trustee is in possession thereof by reason of its acting as Surplus Note registrar for the Surplus Notes.

         SECTION 4.02 Preservation and Disclosure of Lists.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Surplus Notes (1) contained in the most recent list furnished to it as provided in Section 4.01 or (2) received by it in the capacity of Surplus Notes registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

         (b) In case three or more Holders of Surplus Notes (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Surplus Note for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Surplus Notes with respect to their rights under this Indenture or under such Surplus Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

                  (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02; or

                  (2) inform such applicants as to the approximate number of Holders of Surplus Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

                  If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within 5 days after such tender, the Trustee shall mail to such applicants (and file with the Commission, if permitted or required under applicable law, together with a copy of the material to be mailed) a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Surplus Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, if permitted or required under applicable law, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Each and every Holder of Surplus Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Surplus Notes in accordance with the provisions of subsection (b) of this
Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

         SECTION 4.03 Reports by Company.

         (a) If and for so long as ICONS or a trustee of ICONS is the Holder of the Surplus Notes, the Company covenants and agrees to file with ICONS and the Trustee, (i) within 45 days after the end of each quarterly calendar period, (A) unaudited statutory financial statements of the Company (including balance sheet and income statement) covering such period, as filed with the Applicable Regulatory Authority and (B) an Officer's Certificate of the Company to the effect specified in Exhibit B hereto; (ii) within 60 days after the end of each calendar year, the unaudited statutory Annual Statement of the Company (including balance sheet and income statement) covering such fiscal year, as filed with the Applicable Regulatory Authority; (iii) upon the date of the filing with the Applicable Regulatory Authority of the report of the independent accountants with respect to the Company's audited financial statements for each calendar year, but in no event later than June 1 following the end of such calendar year, (A) audited financial statements of the Company (including balance sheet and income statement) covering such period and the corresponding report of the independent accountants and (B) an Officer's Certificate of the Company detailing any material differences between the unaudited statutory Annual Statements for such calendar year delivered pursuant to clause (ii) above and the audited financial statements delivered pursuant to this clause; (iv) within 30 days after the end of the calendar year of the Company, Form 1099 or such other annual U.S. federal income tax information statement required by the Internal Revenue Code of 1986, as amended (the "Code"), containing such information with regard to the Surplus Notes as is required by the Code and the income tax regulations of the U.S. Treasury thereunder; and (v) each report on Form 10-K and Form 10-Q prepared by the Company and filed with the Commission in accordance with the Exchange Act within 5 Business Days after the filing thereof.

         (b) If at any time ICONS ceases to exist for whatever reason or is no longer the holder of the Surplus Notes, the Company shall deliver to each Holder
(i) within 30 days after the end of the calendar year of the Company, Form 1099 or such other annual U.S. federal income tax information statement required by the Code, containing such information with regard to the Surplus Notes held by such Securityholder as is required by the Code and the income tax regulations of the U.S. Treasury thereunder, (ii) each report on Form 10-K and Form 10-Q prepared by the Company and filed with the Commission in accordance with the Exchange Act within 15 days after the filing thereof and (iii) if the Company is at any time neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the information required to be provided by Rule 144A(d)(4) under the Securities Act.

         (c) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                   ARTICLE V
                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

         SECTION 5.01 Events of Default.

         If one or more of the following events shall have occurred and be continuing, such event shall constitute an event of default hereunder (each, an "Event of Default"):

         (a) default in the payment of any interest upon any Surplus Notes when it becomes due and payable, and continuance of such default for a period of 30 days (it being understood that the failure to make a payment of interest as a result of a Payment Restriction shall not constitute a default in the payment of interest for this purpose or an Event of Default); or

         (b) default in the payment of all or any part of the principal of, or premium, if any, on, any Surplus Notes as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise (it being understood that the failure to make a payment of principal or premium, if any, as a result of a Payment Restriction shall not constitute a default in the payment of principal or premium, if any, for this purpose or an Event of Default); or

         (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Surplus Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) a state or federal regulator or agency having jurisdiction over the Company shall obtain or issue an order for its rehabilitation, liquidation, conservation, supervision or dissolution and such order shall remain unstayed and in effect for a period of 90 consecutive days; or

         (e) the Company shall volunteer with respect to, or consent or agree to an order for, its rehabilitation, liquidation, conservation, supervision or dissolution.

                  If an Event of Default occurs and is continuing, and in each and every such case, unless the principal of all of the Surplus Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Surplus Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of, premium, if any, and accrued, but unpaid, interest on the Surplus Notes, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, subject to any Payment Restrictions. If an Event of Default referenced under clause (d) or (e) of this Section 5.01 shall have occurred, the principal of, premium, if any, and accrued, but unpaid, interest on the Surplus Notes will automatically become immediately due and payable without further action, subject to any Payment Restrictions.

         The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Surplus Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Surplus Notes and the principal of and premium, if any, on any and all Surplus Notes which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest then borne by the Surplus Notes, to the date of such payment or deposit) and such amount as shall be sufficient to cover compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of or premium, if any, on Surplus Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in this Indenture, then and in every such case the Holders of a majority in aggregate principal amount of the Surplus Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders of the Surplus Notes shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders of the Surplus Notes shall continue as though no such proceeding had been taken.

         SECTION 5.02 Payment of Surplus Notes on Default; Suit Therefor.

         The Company covenants that in case an Event of Default under Section 5.01(a), (b) or (c) shall have occurred and be continuing, then, upon demand of the Trustee, the Company, subject to Section 3.02 hereof, will pay to the Trustee, for the benefit of the Holders of the Surplus Notes, the whole amount that then shall have become due and payable on all Surplus Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon any Defaulted Interest at the rate borne by the Surplus Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Surplus Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Surplus Notes wherever situated the moneys adjudged or decreed to be payable.

         In case an Event of Default under Section 5.01(d) or (e) shall have occurred, the Trustee, irrespective of whether the principal of the Surplus Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Surplus Notes and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Surplus Notes, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, (b) to vote on behalf of the Holders of the Surplus Notes in any election of a trustee or standby trustee in any rehabilitation, liquidation, conservation or supervision proceedings (or of a Person performing similar functions in comparable proceedings), and (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in any rehabilitation, liquidation, conservation, supervision or liquidation proceeding is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

         Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of rehabilitation, arrangement, adjustment or composition affecting the Surplus Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         All rights of action and of asserting claims under this Indenture, or under any of the Surplus Notes, may be enforced by the Trustee without the possession of any of the Surplus Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Surplus Notes.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Surplus Notes, and it shall not be necessary to make any Holders of the Surplus Notes parties to any such proceedings.

         SECTION 5.03 Application of Moneys Collected by Trustee.

         Any moneys collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Surplus Notes in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

         First: To the payment of costs and expenses of collection applicable to the Surplus Notes and compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

         Second: To the payment of all Senior Claims and Senior Indebtedness of the Company if and to the extent required by Article XV hereof;

         Third: To the payment of the amounts then due and unpaid upon Surplus Notes for principal of (and premium, if any) and interest on the Surplus Notes, in respect of which or for the benefit of which money has been collected, ratably, without preference or priority of any kind, according to the amounts due on Surplus Notes for principal (and premium, if any) and interest, respectively; and

         Fourth:  The balance, if any, to the Company.

         SECTION 5.04 Proceedings by Securityholders.

         No Holder of any Surplus Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Surplus Notes specifying such Event of Default, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Surplus Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and Holder of every Surplus Note with every other taker and Holder and the Trustee, that no one or more Holders of Surplus Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Surplus Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Surplus Notes.

         Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Surplus Note to receive payment of the principal of (and premium, if any) and interest, if any, on such Surplus Note, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 5.05 Proceedings by Trustee.

         In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in insolvency or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 5.06 Remedies Cumulative and Continuing.

         Except as otherwise provided in the last paragraph of Section 2.08 with respect to the replacement or payment of mutilated, lost or stolen Surplus Notes, all powers and remedies given by this Article V to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Surplus Notes by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or any Holder of any of the Surplus Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

         SECTION 5.07 Direction of Proceedings and Waiver of Defaults by
                      Majority of Securityholders.

         The Holders of a majority in aggregate principal amount of the Surplus Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of the Surplus Notes; provided, however, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders that are entitled but fail to take part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Surplus Notes, the Holders of a majority in aggregate principal amount of the Surplus Notes at the time outstanding may on behalf of the Holders of all of the Surplus Notes waive any past default or Event of Default, and its consequences, except a default (a) in the payment of principal of, or premium, if any, or interest on any of the Surplus Notes, (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the Holder of each Surplus Note affected, or (c) a default of the covenants contained in Section 3.07. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the Holders of Surplus Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said default or Event of Default shall for all purposes of the Surplus Notes and this Indenture be deemed to have been cured and to be not continuing.

         SECTION 5.08 Notice of Defaults.

         The Trustee shall, within 60 days after the occurrence of a default with respect to the Surplus Notes, mail to all Securityholders, as the names and addresses of such Holders appear upon the Surplus Note Register, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section
5.08 being hereby defined to be the events specified in clauses (a), (b), (c),
(d) and (e) of Section 5.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of any written notice provided for therein); and provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Surplus Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the

Securityholders, and provided further, that in the case of any default of the character specified in Section 5.01(c), no such notice to Securityholders shall be given until at least 60 days after the Trustee has notified the Company of such occurrence but shall be given within 90 days after such occurrence.

         SECTION 5.09 Undertaking to Pay Costs.

         All parties to this Indenture agree, and each Holder of any Surplus Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate 10% or more in aggregate principal amount of the Surplus Notes outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Surplus Note against the Company on or after the same shall have become due and payable.

                                   ARTICLE VI
                             CONCERNING THE TRUSTEE

         SECTION 6.01 Duties and Responsibilities of Trustee.

         With respect to the Holders of Surplus Notes issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred

                  (1) the duties and obligations of the Trustee with respect to the Surplus Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to the Surplus Notes as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Securityholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the eligibility of affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

         SECTION 6.02 Reliance on Documents, Opinions, etc.

         Except as otherwise provided in Section 6.01:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

         (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise with respect to Surplus Notes such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in principal amount of the outstanding Surplus Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee against such expense or liability as a condition to so proceeding;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent), custodians, nominees or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

         (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the designated corporate trust office of the Trustee, and such notice references the Surplus Notes and this Indenture;

         (j) the Trustee shall not be deemed to have notice of any Regulatory Interest Limitation, Payment Restriction or Applicable Insurance Laws unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee at the designated corporate trust office of the Trustee, and such notice references the Surplus Notes and this Indenture;

         (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

         (l) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

         (m) the Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or in the enforcement of any rights and powers hereunder, if the Trustee reasonably believes that it will not be adequately indemnified as provided in this Indenture.

         SECTION 6.03 No Responsibility for Recitals, etc.

         The recitals contained herein and in the Surplus Notes (except in the Certificate of Authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Surplus Notes. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of the proceeds of any Surplus Notes authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

         SECTION 6.04 Trustee, Authenticating Agent, Paying Agents, Transfer
                      Agents or Registrar May Own Surplus Notes.

         The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any Surplus Note registrar, in its individual or any other capacity, may become the owner or pledgee of Surplus Notes with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Surplus Note registrar.

         SECTION 6.05 Moneys to be Held in Trust.

         Subject to the provisions of Section 11.04, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Company or its order upon the written order of the Company, signed by the Chairman of the Board of Directors (if an executive officer), the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company.

         SECTION 6.06 Compensation and Expenses of Trustee.

         The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any amounts paid by the Trustee to any Authenticating Agent pursuant to Section 6.14) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify each of the Trustee and any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, liability, damages, claim, action, suit, cost or expense, including taxes (other than taxes based on the income of the Trustee) of any kind and nature whatsoever incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder of Surplus Notes or any other Person) of liability in the premises. The obligations of the Company under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder, and shall survive the resignation or removal of the Trustee and the termination of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Surplus Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Surplus Notes.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 6.07 Officers' Certificate as Evidence.

         Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 6.08 Conflicting Interest of Trustee.

         If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to this Indenture.

         SECTION 6.09 Eligibility of Trustee.

         The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or territory thereof or of the District of Columbia or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal, State, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

         In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

         SECTION 6.10 Resignation or Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders of Surplus Notes at their addresses as they shall appear on the Surplus Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by order of its Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Securityholders, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Surplus Note or Surplus Notes for at least six months may, subject to the provisions of Section 5.09, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

         (b) In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of
         Section 6.08 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Surplus Note or Surplus Notes for at least six months, or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

                  (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, any Securityholder who has been a bona fide Holder of a Surplus Note or Surplus Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The Holders of a majority in aggregate principal amount of the Surplus Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto, in which case the Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as provided in subsection (a) of this Section 6.10, may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

         SECTION 6.11 Acceptance by Successor Trustee.

         Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to the Surplus Notes of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

         No successor trustee shall accept appointment as provided in this
Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

         Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Company shall mail notice of the succession of such trustee hereunder to the Holders of Surplus Notes at their addresses as they shall appear on the Surplus Note Register. If the Company fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION 6.12 Succession by Merger, etc.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Surplus Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Surplus Notes so authenticated; and in case at that time any of the Surplus Notes shall not have been authenticated, any successor to the Trustee may authenticate such Surplus Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Surplus Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Surplus Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 6.13 Authenticating Agents.

         There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of Surplus Notes issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Surplus Notes; provided, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Surplus Notes. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by Federal, State, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.13 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.13 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.13, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.13, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of the Surplus Notes as the names and addresses of such Holders appear on the Surplus Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

         The Company agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

                                  ARTICLE VII
                         CONCERNING THE SECURITYHOLDERS

         SECTION 7.01 Action by Securityholders.

         Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Surplus Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such Holders of Surplus Notes voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

         If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Surplus Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Surplus Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         SECTION 7.02 Proof of Execution by Securityholders.

         Subject to the provisions of Sections 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Surplus Notes shall be proved by the Surplus Note Register or by a certificate of the Surplus Note registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.06.

         SECTION 7.03 Who Are Deemed Absolute Owners.

         Prior to due presentment for registration of transfer of any Surplus Note, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Surplus Note registrar may deem the person in whose name such Surplus Note shall be registered upon the Surplus Note Register to be, and may treat such person as, the absolute owner of such Surplus Note (whether or not such Surplus Note shall be overdue) for the purpose of receiving payment of or on account of the principal of, and premium, if any, and interest on such Surplus Note and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Surplus Note registrar shall be affected by any notice to the contrary.

         SECTION 7.04 Surplus Notes Owned by Company Deemed Not Outstanding.

         In determining whether the Holders of the requisite aggregate principal amount of Surplus Notes have concurred in any direction, consent or waiver under this Indenture, Surplus Notes which are owned by the Company or any other obligor on the Surplus Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Surplus Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Surplus Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Surplus Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Surplus Notes and that the pledgee is not the Company or any such other obligor or person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         SECTION 7.05 Revocation of Consents; Future Holders Bound.

         At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Surplus Note specified in this Indenture in connection with such action, any Holder of a Surplus Note (or any Surplus Note issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Surplus Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Principal Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Surplus Note (or so far as concerns the principal amount represented by any exchanged or substituted Surplus Note). Except as aforesaid any such action taken by the Holder of any Surplus Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Surplus Note, and of any Surplus Note issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Surplus Note or any Surplus Note issued in exchange or substitution therefor.

                                  ARTICLE VIII
                            SECURITYHOLDERS' MEETINGS

         SECTION 8.01 Purposes of Meetings.

         A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

         (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article V hereof;

         (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI hereof;

         (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

         (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Surplus Notes under any other provision of this Indenture or under applicable law.

         SECTION 8.02 Call of Meetings by Trustee.

         The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in Wilmington, Delaware, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Surplus Notes at their addresses as they shall appear on the Surplus Notes Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

         SECTION 8.03 Call of Meetings by Company or Securityholders.

         In case at any time the Company pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Surplus Notes then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place in said Borough of Manhattan, The City of New York, or Wilmington, Delaware for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

         SECTION 8.04 Qualifications for Voting.

         To be entitled to vote at any meeting of Securityholders a person shall
(a) be a Holder of one or more Surplus Notes or (b) a person appointed by an instrument in writing as proxy by a Holder of one or more such Surplus Notes. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 8.05 Regulations.

         Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Surplus Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chair of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chair and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

         Subject to the provisions of Section 7.04, at any meeting of Securityholders, each Holder of Surplus Notes with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Surplus Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Surplus Note challenged as not outstanding and ruled by the chair of the meeting to be not outstanding. The chair of the meeting shall have no right to vote other than by virtue of Surplus Notes held by him or her or instruments in writing as aforesaid duly designating him or her as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         SECTION 8.06 Voting.

         The vote upon any resolution submitted to any meeting of Holders of Surplus Notes shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Surplus Notes held or represented by them. The permanent chair of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Surplus Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chair and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

         SECTION 9.01 Supplemental Indentures without Consent of
                      Securityholders.

         The Company and the Trustee may from time to time and at any time, subject to applicable regulatory compliance, including obtaining any required approvals or consents of the Applicable Regulatory Authority, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect applicable to indentures qualified thereunder), without the consent of the Securityholders, for one or more of the following purposes:

         (a) to evidence the succession of another entity to the Company, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company pursuant to Article X hereof;

         (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of Surplus Notes as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Surplus Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

         (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture; provided that any such action shall not adversely affect the interests of the Holders of the Surplus Notes in any material respect;

         (d) to add to, delete from, or revise the terms of Surplus Notes, including, without limitation, any terms relating to the issuance, exchange, registration or transfer of Surplus Notes; provided, that no such action shall adversely affect the interests of Holders of outstanding Surplus Notes;

         (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Surplus Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11;

         (f) to make any change that does not adversely affect the rights of any Securityholder in any material respect; or

         (g) to provide for the issuance of and establish the form and terms and conditions of the Surplus Notes, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture, or to add to the rights of the Holders of Surplus Notes.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Surplus Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

         SECTION 9.02 Supplemental Indentures with Consent of Securityholders.

         With the consent (evidenced as provided in Section 7.01) of the Holders of a majority in aggregate principal amount of the Surplus Notes at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time, subject to applicable regulatory compliance, including obtaining any required approvals or consents of the Applicable Regulatory Authority, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act then in effect applicable to indentures qualified thereunder) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Surplus Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Surplus Note, (i) change the Stated Maturity of any such Surplus Note, or reduce the rate (or change the manner of calculation of the rate) or change any date on which interest thereon is payable, or reduce the principal amount thereof or any premium thereon, or change any redemption or repayment date or period or price, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Surplus Notes, or impair or affect the right of any Securityholder to institute suit for payment thereof,
(ii) reduce the aforesaid percentage of Surplus Notes the Holders of which are required to consent to any such supplemental indenture or (iii) otherwise materially and adversely affect the interests of the Holders of any such Surplus Note.

         Upon the request of the Company accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this
Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, to be prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Surplus Note Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 9.03 Notation on Surplus Notes.

         Surplus Notes authenticated and delivered after the execution of any supplemental indenture affecting the Surplus Notes pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Surplus Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Surplus Notes then outstanding.

         SECTION 9.04 Evidence of Compliance of Supplemental Indenture to be
                      Furnished to Trustee.

         The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

                                   ARTICLE X
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         SECTION 10.01 Company May Consolidate, etc., on Certain Terms.

         Nothing contained in this Indenture or in any of the Surplus Notes shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Company, or its successor or successors, as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Company or its successor or successors, as the case may be) authorized to acquire and operate the same or prevent any conversion of the Company from a stock insurance company to any other form of entity (any such action a "Conversion"); provided, that (a) the Company is the surviving entity, or the entity formed by or surviving any such consolidation, merger or Conversion (if other than the Company) or to which such sale, conveyance, transfer or lease of property is made is a corporation, partnership, trust or other entity organized and existing under the laws of the United States or any State thereof or the District of Columbia, (b) if the Company is not the surviving entity, upon any such consolidation, merger, Conversion, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on the Surplus Notes according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by the surviving entity, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect applicable to indentures qualified thereunder) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation or Conversion, or into which the Company shall have been merged, or by the entity which shall have acquired such property, as the case may be, (c) after giving effect to such consolidation, merger, Conversion, sale, conveyance, transfer or lease, no Default or Event of Default shall have occurred and be continuing, (d) immediately after such transaction, the successor entity, as applicable, shall have an A.M. Best financial strength rating equal to or higher than the rating assigned to the Company immediately prior to the transaction; and (e) the Payment Restrictions to which the successor entity, as applicable, is subject following such transaction, based on its jurisdiction of domicile or otherwise, shall not be materially more restrictive than those to which the Company was subject upon original issuance of the Surplus Notes.

         SECTION 10.02 Successor Entity to be Substituted for Company.

         In case of any such consolidation, merger, Conversion, conveyance or transfer and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the

Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Surplus Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company thereupon shall be relieved of any further liability or obligation hereunder or upon the Surplus Notes. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Surplus Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Surplus Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Surplus Notes which such successor entity thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Surplus Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Surplus Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Indentures had been issued at the date of the execution hereof.

         SECTION 10.03 Opinion of Counsel to be Given to Trustee.

         The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, Conversion, conveyance or transfer, and any assumption, permitted or required by the terms of this Article X complies with the provisions of this
Article X.

                                   ARTICLE XI
                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 11.01 Discharge of Indenture.

         When (a) the Company shall deliver to the Trustee for cancellation all Surplus Notes theretofore authenticated (other than any Surplus Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) and not theretofore cancelled or (b) all the Surplus Notes not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, immediately available funds sufficient to pay at maturity or upon redemption all of the Surplus Notes (other than any Surplus Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) not theretofore cancelled or delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of, and premium, if any, or interest on the Surplus Notes (1) theretofore repaid to the Company in accordance with the provisions of Section 11.04, or (2) paid to any State or to the

District of Columbia pursuant to its unclaimed property or similar laws, and if, in either case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, except that the provisions of Sections 2.05, 2.07, 2.08, 3.01, 3.02, 3.03, 3.05, 6.06, 6.10 and 11.04 hereof shall survive until such Surplus Notes shall mature and be paid. Thereafter, Sections 6.06 and 11.04 shall survive, and the Trustee, on demand of the Company accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Surplus Notes.

         SECTION 11.02 Deposited Moneys to be Held in Trust by Trustee.

         Subject to the provisions of Section 11.04, all moneys deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Surplus Notes for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

         SECTION 11.03 Paying Agent to Repay Moneys Held.

         Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Surplus Notes (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 11.04 Return of Unclaimed Moneys.

         Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of, and premium, if any, or interest on Surplus Notes and not applied but remaining unclaimed by the Holders of Surplus Notes for two years after the date upon which the principal of, and premium, if any, or interest on such Surplus Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on written demand; and the Holder of any of the Surplus Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease.

                                  ARTICLE XII
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                    MEMBERS, PARTNERS, OFFICERS AND DIRECTORS

         SECTION 12.01 Indenture and Surplus Notes Solely Entity Obligations.

         No recourse for the payment of the principal of or premium, if any, or interest on any Surplus Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Surplus Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, partner, officer or director, as such, past, present or future, of the Company or of any successor entity of the Company, either directly or through the Company or any successor entity of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Surplus Notes.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         SECTION 13.01 Successors.

         All the covenants, stipulations, promises and agreements in this Indenture made by the Company shall bind its successors and assigns whether so expressed or not.

         SECTION 13.02 Official Acts by Successor Entity.

         Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any entity that shall at the time be the lawful sole successor of the Company.

         SECTION 13.03 Surrender of Company Powers.

         The Company by instrument in writing executed by authority of at least 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor entity.

         SECTION 13.04 Addresses for Notices, etc.

         Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Surplus Notes on the Company may be given or served by being deposited postage prepaid by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose) to the Company, SeaBright Insurance Company, 1 South Wacker Drive, Suite 2700, Chicago, Illinois, 60606, Attention: Joseph De Vita. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, addressed to the Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

         SECTION 13.05 Governing Law.

         THIS INDENTURE AND EACH SURPLUS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER

THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED, HOWEVER, THAT THE APPLICABLE REGULATORY AUTHORITY'S EXERCISE OF REGULATORY AUTHORITY WITH RESPECT TO THE COMPANY AND THE SURPLUS NOTES, INCLUDING APPROVAL OF THE FORM OF AND PAYMENTS UNDER THE SURPLUS NOTES, SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION OF THE APPLICABLE REGULATORY AUTHORITY, AND THE PARTIES SHALL SUBMIT ANY DISPUTES RELATED TO THE EXERCISE OF SUCH REGULATORY AUTHORITY TO A COURT OF COMPETENT JURISDICTION IN SUCH JURISDICTION.

         SECTION 13.06 Submission to Jurisdiction.

         The Company and the Trustee each irrevocably and unconditionally submits to the nonexclusive jurisdiction of the courts of the State of New York and the federal courts of the United States located in the Borough of Manhattan, The City of New York (and any courts having jurisdiction over appeals therefrom) in respect of any action, suit or proceeding arising out of this Indenture or the Surplus Notes or any of the transactions contemplated thereby and waives to the extent permitted by law any objection to venue in respect thereof (based on inconvenient forum or otherwise). Unless the Company or the Trustee, as the case may be, maintains a registered agent in the State of New York, each such party agrees that process in any such suit may be served by mailing the relevant process, by registered or certified mail, return receipt requested, to the address of such party then specified pursuant to Section 13.04.

         SECTION 13.07 Evidence of Compliance with Conditions Precedent.

         Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 13.08 Table of Contents, Headings, etc.

         The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 13.09 Execution in Counterparts.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 13.10 Separability.

         In case any one or more of the provisions contained in this Indenture or in the Surplus Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Surplus Notes, but this Indenture and such Surplus Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                                  ARTICLE XIV
                            REDEMPTION OF SECURITIES

         SECTION 14.01 Optional Redemption.

         The Surplus Notes are redeemable prior to their Stated Maturity at the option of the Company (i) in whole or in part, from time to time, on or after May 24, 2009 on an Interest Payment Date or (ii) at any time prior to May 24, 2009, in whole but not in part, upon the occurrence and continuation of a Tax Event, in either case at a redemption price (the "Redemption Price") equal to 100% of the principal amount thereof, plus any interest thereon accrued to the date of redemption (including any Unpaid Interest); provided (A) that any Payment Restrictions applicable to any such redemption under (i) or (ii) above have been satisfied, (B) that the Company may not exercise its option to redeem with respect to a Tax Event unless it fixes, not later than 90 days after the occurrence of such Tax Event, a date for such redemption and mails a notice thereof to Holders pursuant to Section 14.02, and (C) that the Company may not exercise its option to redeem with respect to a Tax Event unless it pays a premium, in addition to the Redemption Price, in cash equal to the product of
(y) 100% of the outstanding principal amount of such Surplus Note, and (z) the percentage specified below for the applicable date of redemption:

         Redemption During the 12-Month         Percentage of Principal Amount
            Period Beginning May 24,

                   2004                                     5%

                   2005                                     4%

                   2006                                     3%

                   2007                                     2%

                   2008                                     1%

             2009 and thereafter                            0%

         SECTION 14.02 Notice of Redemption; Selection of Surplus Notes.

         In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Surplus Notes in accordance with their terms, it shall fix a date for redemption and shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Surplus Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Surplus Note Register, with a copy to the Trustee. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Surplus Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Surplus Note.

         Each such notice of redemption shall identify the Surplus Notes to be redeemed (including CUSIP number), specify the date fixed for redemption, the redemption price and premium, if any, at which Surplus Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Surplus Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Surplus Notes are to be redeemed the notice of redemption shall specify the numbers of the Surplus Notes to be redeemed. In case any Surplus Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Surplus Note, a new Surplus Note or Surplus Notes in principal amount equal to the unredeemed portion thereof will be issued.

         Prior to 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Surplus Notes so called for redemption at the appropriate redemption price and premium, if any, together with accrued interest to the date fixed for redemption.

         If the Surplus Notes are to be redeemed, the Company will give the Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Surplus Notes to be redeemed and, in the case of a partial redemption, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Surplus Notes or portions thereof (in integral multiples of $1,000) to be redeemed.

         SECTION 14.03 Payment of Surplus Notes Called for Redemption.

         If notice of redemption has been given as provided in Section 14.02, the Surplus Notes or portions of Surplus Notes with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price and premium, if any, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Surplus Notes at the redemption price and premium, if any, together with interest accrued to said date) interest on the Surplus Notes or portions of Surplus Notes so called for redemption shall cease to accrue. On presentation and surrender of such Surplus Notes at a place of payment specified in said notice, the said Surplus Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price and premium, if any, together with interest accrued thereon to the date fixed for redemption.

         Upon presentation of any Surplus Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Surplus Note or Surplus Notes of authorized denominations, in principal amount equal to the unredeemed portion of the Surplus Note so presented.

                                   ARTICLE XV
                           SUBORDINATION OF SECURITIES

         SECTION 15.01 Agreement to Subordinate.

         The Company covenants and agrees, and each Holder of Surplus Notes issued hereunder, by such Securityholder's acceptance thereof, likewise covenants and agrees, that all Surplus Notes shall be issued subject to the provisions of this Article XV; and each Holder of a Surplus Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment by the Company of the principal of, premium, if any, and interest on all Surplus Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness and Senior Claims of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article XV shall prevent the occurrence of any Default or Event of Default hereunder.

         SECTION 15.02 Default on Senior Indebtedness.

         No payment may be made of the principal of, premium, if any, or interest on the Surplus Notes, or in respect of any redemption, retirement, purchase or other acquisition of any of the Surplus Notes, at any time when (i) there is a default, after giving effect to any applicable grace period, in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default and such acceleration has not been rescinded or canceled and such Senior Indebtedness has not been paid in full.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

         SECTION 15.03 Liquidation; Dissolution; Rehabilitation, Conservation.

         Subject to the provisions and requirements of the Insolvency Laws, upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, liquidation, rehabilitation or conservation of the Company, whether voluntary or involuntary or in insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness and Senior Claims of the Company shall first be paid in full, or payment thereof provided for in money in accordance with their terms, before any payment is made by the Company on account of the principal or interest on the Surplus Notes; and upon any such dissolution, liquidation, rehabilitation or conservation, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which the Securityholders or the Trustee would be entitled to receive from the Company, except under the provisions of this Article XV, shall subject to the provisions and requirements of the Insolvency Laws be paid by the Company or by any receiver, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, in each case, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         For purposes of this Article XV, the words "cash, property or securities" shall not be deemed to include (a) shares of stock of the Company as reorganized or readjusted, or (b) securities of the Company or any other entity provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XV with respect to the Surplus Notes to the payment of all Senior Indebtedness of the Company that may at the time be outstanding, provided, in each case, that (i) all Senior Indebtedness of the Company is assumed by the new entity, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The Conversion of the Company, the consolidation of the Company with, or the merger of the Company into, another entity or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article X of this Indenture shall not be deemed a dissolution, liquidation, rehabilitation or conservation for the purposes of this Section 15.03 if such other Person shall, as a part of such Conversion, consolidation, merger, conveyance or transfer, comply with the conditions stated in Article X of this Indenture. Nothing in
Section 15.02 or in this Section 15.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06 of this Indenture.

         SECTION 15.04 Subrogation of Securityholders.

         Subject to the payment in full of all Senior Claims and Senior Indebtedness of the Company, the Securityholders shall be subrogated to the rights of the Persons to whom the Company is obligated under the Senior Claims (the "Senior Claim Holders") and to the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Claims or Senior Indebtedness, as applicable, until all amounts owing on the Surplus Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Claim Holders and the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Trustee would be entitled except under the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the Senior Claim Holders and the holders of such Senior Indebtedness by Securityholders or the Trustee, shall, as between the Company, its creditors (other than Senior Claim Holders and the holders of Senior Indebtedness of the Company), and the Holders of the Surplus Notes, be deemed to be a payment by the Company to or on account of such Senior Claims or Senior Indebtedness, as applicable. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the Holders of the Surplus Notes, on the one hand, and the holders of such Senior Claims and Senior Indebtedness, on the other hand.

         Nothing contained in this Article XV or elsewhere in this Indenture or in the Surplus Notes is intended to or shall impair, as between the Company, its creditors (other than the Senior Claim Holders and the holders of Senior Indebtedness of the Company), and the Holders of the Surplus Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Surplus Notes the principal of, premium, if any, and interest on, the Surplus Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Surplus Notes and creditors of the Company, as the case may be, other than the Senior Claim Holders and the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the Holder of any Surplus Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article XV of the Senior Claim Holders and the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Article VI of this Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree made by any Applicable Regulatory Authority or court of competent jurisdiction in which such dissolution, liquidation, rehabilitation or conservation proceedings are pending, or a certificate of the receiver, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Securityholders, for the purposes of ascertaining (i) the Persons entitled to participate in such payment or distribution, (ii) the Senior Claim Holders and the holders of Senior Indebtedness and other indebtedness of the Company, (iii) the amount of any payment or distribution made or payable to any such Persons, and (iv) all other facts pertinent thereto or to this Article XV in connection therewith.

         Notwithstanding any other provision herein, the subrogation rights, obligations and agreements set forth in this Article XV shall at all times be subject to the provisions and requirements of the Insolvency Laws.

SECTION 15.05     Trustee to Effectuate Subordination.

         Each Securityholder by such Securityholder's acceptance thereof authorizes and directs the Trustee on such Securityholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XV and appoints the Trustee such Securityholder's attorney-in-fact for any and all such purposes.

SECTION 15.06     Notice by the Company.

         The Company shall give prompt written notice to a Responsible Officer of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Surplus Notes pursuant to the provisions of this Article XV. Notwithstanding the provisions of this Article XV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Surplus Notes pursuant to the provisions of this Article XV, unless and until a Responsible Officer shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor or the Applicable Regulatory Authority; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 15.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Surplus Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 15.07 Rights of the Trustee; Holders of Senior Indebtedness.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness or Senior Claim at any time held by it, to the same extent as any other holder of Senior Indebtedness or Senior Claim Holder and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06.

         With respect to the Senior Claim Holders and the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
Article XV, and no implied covenants or obligations with respect to the Senior Claim Holders and the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Claim Holders and the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any Senior Claim Holder or any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Company or any other Person money or assets to which any Senior Claim Holder or any holder of such Senior Indebtedness shall be entitled by virtue of this
Article XV or otherwise.

SECTION 15.08     Subordination May Not Be Impaired.

         No right of any present or future Senior Claim Holder or holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the Senior Claim Holders and the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the Holders of the Surplus Notes to the Senior Claim Holders and the holders of such Senior Indebtedness do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
(iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

         Wilmington Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers or agents thereunto duly authorized, all as of the day and year first above written.

                                    SEABRIGHT INSURANCE COMPANY
Attest:

/s/ Joseph De Vita                  By:    /s/ Richard J. Gergasko
---------------------                      -------------------------------------
Name:  Joseph De Vita                      Name:  Richard J. Gergasko
Title: Secretary                           Title: Executive Vice President



                                    WILMINGTON TRUST COMPANY,
                                    as Trustee

                                    By:    /s/ W. Chris Sponenberger
                                           -------------------------------------
                                           Name:  W. Chris Sponenberger
                                           Title:

                                                                      EXHIBIT A

                             [FORM OF SURPLUS NOTE]

                                 (FORM OF FACE)

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (I) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES
ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND (Z) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE HOLDER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (II) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE

INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

         THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (II) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

         THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN DENOMINATIONS OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY

INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

         ALL PAYMENTS OF INTEREST ON AND REPAYMENT OF PRINCIPAL AND PREMIUM, IF ANY, OF THIS SURPLUS NOTE, TO THE EXTENT REQUIRED UNDER APPLICABLE LAW, MAY BE MADE ONLY WITH THE PRIOR APPROVAL OF THE APPLICABLE REGULATORY AUTHORITY (AS DEFINED IN THE INDENTURE). THERE ARE NO SPECIFIC LIMITATIONS ON THE EXTENT OF THE APPLICABLE REGULATORY AUTHORITY'S DISCRETION IN DETERMINING WHETHER THE FINANCIAL CONDITION OF THE COMPANY WARRANTS THE PAYMENT OF SUCH PAYMENTS.

No. 1

                           SEABRIGHT INSURANCE COMPANY
                       FLOATING RATE SURPLUS NOTE DUE 2034

$12,000,000

         SeaBright Insurance Company, a stock insurance company domiciled in Illinois (the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to JPMorgan Chase Bank as Trustee for the benefit of ICONS, Ltd. or registered assigns, the principal sum of twelve million dollars ($12,000,000) on May 24, 2034, unless redeemed by the Company prior to the Stated Maturity in accordance with the terms specified herein and in the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. The Company further promises to pay interest on said principal sum from May 26, 2004, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on February 24, May 24, August 24 and November 24 of each year commencing August 24, 2004 (each, an "Interest Payment Date"), at a rate per annum with respect to such Interest Payment Period (the "Interest Rate") equal to LIBOR as determined on the Determination Date with respect to such Interest Payment Period, plus 4.00% (provided, that, (i) pursuant to Applicable Insurance Laws, in no event shall the Interest Rate exceed the Interest Rate for the first Interest Payment Period hereunder by more than 10% per annum, (ii) pursuant to the Applicable Insurance Laws, the Interest Rate for any Interest Payment Period may not exceed the corporate base rate determined on the first Business Day of each month during the term of the Surplus Note plus 2% per annum, and (iii) the Interest Rate for any Interest Payment Period shall not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general applicability) until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent enforceable under applicable law) on any overdue interest (other than interest that is not paid as a result of a Payment Restriction) at the then applicable Interest Rate, compounded quarterly. FOR THE AVOIDANCE OF DOUBT, NO INTEREST SHALL ACCRUE OR BE PAYABLE ON ANY

PAYMENT OF INTEREST THAT IS NOT MADE WHEN DUE AS A RESULT OF A PAYMENT RESTRICTION.

         The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year and the actual number of days elapsed in such Interest Payment Period.

         In the event that any Interest Payment Date is not a Business Day, then any interest payable on such date will be paid on, and such Interest Payment Date will be moved to, the next succeeding Business Day, and additional interest will accrue for each day that such payment is delayed as a result thereof, except that, if such next Business Day is in the next succeeding calendar month, such payment shall be made on the preceding Business Day, in each case with the same force and effect as if made on the date such payment otherwise would have been payable; provided, however, that in the event that the Stated Maturity date or earlier redemption date is not a Business Day, then payment of principal, premium, if any, and interest payable on such date will be made on the next Business Day (and without any additional accrual of interest or other payment in respect of any such delay).

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Surplus Note (or one or more Predecessor Surplus Notes) is registered at the close of business on the relevant record dates, which will be the fifteenth calendar day preceding the relevant Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such regular record date and may be paid to the Person in whose name this Surplus Note (or one or more Predecessor Surplus Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such unpaid interest, notice whereof shall be given to the Holders of Surplus Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Surplus Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The principal of and the interest on this Surplus Note shall be payable at the office or agency of the Trustee maintained for that purpose in Wilmington, Delaware in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on an Interest Payment Date may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Surplus Note Register or by wire transfer to an account appropriately designated by the Holder entitled thereto, while payments due at Stated Maturity or earlier redemption will be made by the Company in same-day funds against presentation and surrender of this Surplus Note. Notwithstanding the foregoing, so long as the Holder of this Surplus Note is ICONS or a trustee of ICONS, the payment of the principal of, premium, if any, and interest on this Surplus Note will be made by the Company in same-day funds at such place and to such account as may be designated by ICONS or a trustee of ICONS.

         The indebtedness evidenced by this Surplus Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Claims and Senior Indebtedness and this Surplus Note is issued subject to the provisions of the

Indenture with respect thereto. Each Holder of this Surplus Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Claims or Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Each Holder hereof, by his or her acceptance hereof, hereby agrees to treat this Surplus Note as indebtedness for all United States federal income tax purposes.

         Payments under this Surplus Note shall be subject to the following terms and conditions:

         (a) If and to the extent required under Applicable Insurance Laws for the Company to be permitted to report in its financial statements filed with the Applicable Regulatory Authority the outstanding amounts under the Surplus Notes as constituting part of the Company's policyholders' surplus, any payment of interest on and/or principal and premium, if any, of this Surplus Note, may be made only from the Available Amount of the Company (i) with the prior approval of the Applicable Regulatory Authority or (ii) to the extent that such payment is otherwise permitted under the Applicable Insurance Laws (the foregoing conditions are referred to herein as the "Payment Restrictions"). The obligation of the Company under this Surplus Note shall not be offset or be subject to recoupment with respect to any liability or obligation owed to the Company and no agreement or interest securing this Surplus Note, whether existing on the date of authentication of the Surplus Note or subsequently entered into, shall apply to the obligation of the Company under this Surplus Note. The Company covenants that it shall use its best efforts to obtain the approval of the Applicable Regulatory Authority to make payments under this Surplus Note on or prior to the date on which any such payment shall otherwise become due and payable.

         (b) To the extent that a payment of all or a portion of the principal and premium, if any, of this Surplus Note or interest thereon is prohibited by any Payment Restriction, interest shall continue to be accrued on such unpaid principal amount and premium, if any, and shall be paid at the rate provided in this Surplus Note.

         (c) Except as provided in (a) and (b) above, no provision of this Surplus Note shall impair the obligations of the Company, which are absolute and unconditional, to pay the principal and premium, if any, of and interest on this Surplus Note at the times, place and rate, and in the coin or currency, prescribed in this Surplus Note. No provision of this Surplus Note or the Indenture shall extinguish the Company's liability for the payment of principal and interest.

         (d) If the Applicable Regulatory Authority approves a payment of principal and premium, if any, or interest in any amount that is less than the full amount of the principal and premium, if any, or interest, as applicable, then scheduled to be paid in respect of the Surplus Notes, payment of such partial amount shall be made pro rata among Securityholders based on the relative outstanding principal amount of Surplus Notes held by each Securityholder.

        (e) Until such time as the Company shall receive the approval of the Applicable Regulatory Authority for a payment under this Surplus Note, the obligation of the Company to make such payment shall not form a part of the Company's legal liabilities and shall not be a basis of any set off. Until repaid, all statements published or filed with the Applicable Regulatory Authority by the Company shall show all outstanding principal amounts under the Surplus Notes in accordance with the Applicable Insurance Laws.

        (f) Notwithstanding any other provision contained herein, the Company shall not be required to make any payment of interest on the Surplus Note for any Interest Payment Period that is in excess of the Regulatory Interest Limitation, if any, applicable to such Interest Payment Period. In calculating the Interest Rate for any Interest Payment Period, in the event that there is any Excess Interest as of such Interest Payment Period, the Interest Rate shall be increased, to the extent necessary, but subject to any Regulatory Interest Limitation applicable to such Interest Payment Period, such that the amount of interest payable for such Interest Payment Period is increased by the amount of Excess Interest.

         "Excess Interest" means the cumulative amount of interest on the Surplus Note, if any, that is not paid as a result of any Regulatory Interest Limitations, minus the amount of interest paid on the Surplus Note as a result of adjustments to the Interest Rate to account for Excess Interest.

         "Regulatory Interest Limitation" means any cap or other limitation on the rate or amount of interest that may be paid on the Surplus Notes pursuant to Applicable Insurance Laws, including but not limited to 215 ILCS 5/34.1, or any order or approval letter relating to the initial issuance by the Company of a Surplus Note hereunder.

         (g) In the event of the rehabilitation, liquidation, conservation or dissolution of the Company, the claims under this Surplus Note shall be paid out of any assets remaining after the payment of all Senior Claims and all Senior Indebtedness.

         (h) In the event that the Company undergoes a Conversion, consolidates or merges into another entity or transfers substantially all of its assets or capital stock to another entity, the entity into which the Company converts, merges or consolidates or into which the assets of the Company are transferred shall assume the liability of the Company hereunder.

         The Company waives diligence, presentment (other than presentment upon Stated Maturity), demand for payment, notice of nonpayment, notice of protest, and all other demands and notices.

         This Surplus Note shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Surplus Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



                                                   SEABRIGHT INSURANCE COMPANY

                                                   By:
                                                        ------------------------
                                                   Name:
                                                   Title:
Attest:


By:
          ---------------------------------------------------
Name:
Title:

                     (FORM OF CERTIFICATE OF AUTHENTICATION)
                          CERTIFICATE OF AUTHENTICATION


Dated:  [o], 2004

         This is one of the Surplus Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By:
          -----------------------------------------------------
                    Authorized Signatory

                        (FORM OF REVERSE OF SURPLUS NOTE)

         This Surplus Note is issued under and pursuant to an indenture, dated as of May 26, 2004, duly executed and delivered between the Company and Wilmington Trust Company, as trustee (the "Trustee") (such indenture as amended or supplemented from time to time, the "Indenture"). The Surplus Notes of which this Surplus Note is a part are entitled the "Floating Rate Surplus Notes due 2034" (the "Surplus Notes"). These Surplus Notes are limited in aggregate principal amount to $12,000,000, as specified in said Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Surplus Notes.

         This Surplus Note is redeemable prior to its Stated Maturity by the Company (i) in whole or in part, from time to time, on or after May 24, 2009 on an Interest Payment Date or (ii) at any time prior to May 24, 2009, in whole but not in part, upon the occurrence and continuation of a Tax Event. Any redemption pursuant to this paragraph will be made, upon not less than 30 days nor more than 60 days' prior written notice, at a redemption price (the "Redemption Price") equal to 100% of the principal amount thereof, plus any interest thereon accrued to the date of redemption (including any Unpaid Interest); provided (A) that any Payment Restrictions applicable to any such redemption under (i) or
(ii) above have been satisfied, (B) that the Company may not exercise its option to redeem with respect to a Tax Event unless it fixes, not later than 90 days after the occurrence of such Tax Event, a date for such redemption and mails a notice thereof to Holders, and (C) that the Company may not exercise its option to redeem with respect to a Tax Event unless it pays a premium, in addition to the Redemption Price, in cash equal to the product of (y) 100% of the outstanding principal amount of such Surplus Note, and (z) the percentage specified below for the applicable date of redemption:

  Redemption During the 12-Month         Percentage of Principal Amount
     Period Beginning May 24,

               2004                                5%

               2005                                4%

               2006                                3%

               2007                                2%

               2008                                1%

        2009 and thereafter                        0%



         The Redemption Price and premium, if any, shall be paid prior to 10:00 a.m., New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Surplus Notes are only partially redeemed by the Company, the Surplus Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee (in integral multiples of $1,000).

         In the event of redemption of this Surplus Note in part only, a new Surplus Note or Surplus Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default shall have occurred and be continuing, the principal of all of the Surplus Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Surplus Notes at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Surplus Note, (i) change the Stated Maturity of any such Surplus Note, or reduce the rate (or change the manner of calculation of the rate) or change any date on which interest thereon is payable, or reduce the principal amount thereof or any premium thereon, or change any redemption or repayment date or period or price, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Surplus Notes, or impair or affect the right of any Securityholder to institute suit for payment thereof, (ii) reduce the aforesaid percentage of Surplus Notes the Holders of which are required to consent to any such supplemental indenture or (iii) otherwise materially and adversely affect the interests of the Holders of any such Surplus Note. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Surplus Notes at the time outstanding affected thereby, on behalf of all of the Holders of the Surplus Notes, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Surplus Notes. Any such consent or waiver by the Holder of this Surplus Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Surplus Note and of any Surplus Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Surplus Note.

         No reference herein to the Indenture and no provision of this Surplus Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Surplus Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Surplus Note is transferable by the Holder hereof on the Surplus Note Register, upon surrender of this Surplus Note for registration of transfer at the office or agency of the Trustee, accompanied by a written instrument or instruments of transfer in form satisfactory to the

Company or the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Surplus Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         The Surplus Notes are issuable only in fully registered form without interest coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Surplus Notes so issued are exchangeable for a like aggregate principal amount of Surplus Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         Prior to due presentment for registration of transfer of this Surplus Note, the Company, the Trustee, any paying agent, any transfer agent and any Surplus Note registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Surplus Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than a Surplus Note registrar) for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and none of the Company, the Trustee, any paying agent, any transfer agent or any Surplus Note registrar shall be affected by any notice to the contrary.

         THIS SURPLUS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED, HOWEVER, THAT THE APPLICABLE REGULATORY AUTHORITY'S EXERCISE OF REGULATORY AUTHORITY WITH RESPECT TO THE COMPANY AND THE SURPLUS NOTES, INCLUDING APPROVAL OF THE FORM OF AND PAYMENTS UNDER THE SURPLUS NOTES, SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION OF THE APPLICABLE REGULATORY AUTHORITY, AND THE PARTIES SHALL SUBMIT ANY DISPUTES RELATED TO THE EXERCISE OF SUCH REGULATORY AUTHORITY TO A COURT OF COMPETENT JURISDICTION IN SUCH JURISDICTION.

                                                                       EXHIBIT B
                       FORM OF QUARTERLY FINANCIAL REPORT
                                  Surplus Note

TO:        Wilmington Trust Company
           Rodney Square North
           1100 North Market Street
           Wilmington, DE  19890-0001

           Attention:  Corporate Trust Administration

                  PLEASE COMPLETE FOR THE SURPLUS NOTE ISSUER
All financial information provided herein should be provided in accordance with
 Statutory Accounting Principles. Please provide the following information for the most recent quarterly period ended.

 Quarter: / / March 31 / / June 30 / / September 30 / / December 31, Year: 20__

Part I - To be completed by all surplus note issuers

Name of Surplus Note Issuer:                                                                        Date:


A.M. Best Insurer's Financial Strength Rating:                Most Recently Reported NAIC RBC Ratio:  %


Total Admitted Assets  $                                      Total Policyholders' Surplus  $


Return on Policyholders' Surplus                              Ratio of Consolidated Debt and Preferred Stock to
for Trailing Twelve Month Period  %                           Total Policyholders' Surplus  %

Ratio of NAIC Class 1 & Class 2 Rated Investments to          Ratio of NAIC Class 1 & Class 2 Rated Investments to
Total Fixed Income Investments  %                             Total Investments  %

Part II - To be completed by property & casualty companies only

Expense Ratio  %                    Loss and LAE Ratio  %                   Combined Ratio  %


Ratio of Net Premiums Written (Trailing Twelve Month Period) to Policyholders' Surplus %

                                  CERTIFICATION

                  The undersigned certifies and states that the undersigned has duly executed the attached Quarterly Financial Report, dated _______________, 20_____, for and on behalf of ________________________, that the undersigned is the _______________ of such Company, and that the undersigned has authority to execute and deliver such instrument. The undersigned further says that the undersigned is familiar with such instrument and that the facts therein set forth are true to the best of the undersigned's knowledge, information and belief.

                                     Signed:
                                             ---------------------------

                                      Name:
                                             ---------------------------

                                      Date:
                                             ---------------------------

                             LEGEND - LIFE INSURERS

NAIC RBC Ratio:                           (Total Adjusted Capital (as defined in
                                          the NAIC RBC Instructions for Life
                                          Insurers)/Authorized Control Level
                                          Risk-Based Capital)

Total Admitted Assets:                    Total Admitted Assets as Determined in
                                          accordance with Statutory Accounting
                                          Principles

Total Capital and Surplus:                Common Capital Stock + Preferred
                                          Capital Stock + Aggregate Write-Ins
                                          for Special Surplus Funds + Aggregate
                                          Write-Ins for Other than Special
                                          Surplus Funds + Surplus Notes + Gross
                                          Paid-In and Contributed Surplus +
                                          Unassigned Funds (Surplus) Asset
                                          Valuation Reserve - Treasury Stock

Return on Policyholders' Surplus          Net Income/Policyholders' Surplus for
for the Trailing Twelve Month Period:     the Trailing Twelve Month Period

                      LEGEND - PROPERTY & CASUALTY INSURERS

NAIC RBC Ratio:                           (Total Adjusted Capital (as defined in
                                          the NAIC RBC Instructions for Life
                                          Insurers)/Authorized Control Level
                                          Risk-Based Capital)

Total Admitted Assets:                    Total Admitted Assets as Determined in
                                          accordance with Statutory Accounting
                                          Principles

Total Capital and Surplus:                Common Capital Stock + Preferred
                                          Capital Stock + Aggregate Write-Ins
                                          for Special Surplus Funds + Aggregate
                                          Write-Ins for Other than Special
                                          Surplus Funds + Surplus Notes + Gross
                                          Paid-In and Contributed Surplus +
                                          Unassigned Funds (Surplus) Asset
                                          Valuation Reserve - Treasury Stock

Return on Policyholders' Surplus          Net Income/Policyholders' Surplus for
for the Trailing Twelve Month Period:     the Trailing Twelve Month Period

Expense Ratio:                            Other Underwriting Expenses
                                          Incurred/Net Premiums Earned

Loss and LAE Ratio:                       (Losses Incurred + Loss Expenses
                                          Incurred)/Net Premiums Earned

Combined Ratio:                           Expense Ratio + Loss and LAE Ratio

Net Premiums Written                      Net Premiums Written of the Trailing
(Trailing Twelve Month Period)            Twelve Month Period/Policyholders'
to Policyholders' Surplus:                Surplus


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